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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to the DA Consulting Group, Inc. 1997 Stock Option Plan, of our report dated February 19, 1998, except for Note 16, as to which the date is April 20, 1998, on our audits of the consolidated financial statements and financial statement schedule of DA Consulting Group, Inc. as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP


Houston, Texas
February 5, 1999